UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
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☐       Preliminary Proxy Statement
☐       Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐       Definitive Proxy Statement
☐       Definitive Additional Materials
☑       Soliciting Material under Rule 14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

Air Products Distribution, Inc.
Air Products and Chemicals, Inc.
(Name of Persons Filing Proxy Statement, if Other than Registrant)

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                                                                                              News Release

Air Products and Chemicals, Inc.
7201 Hamilton Boulevard
Allentown, PA  18195-1501

Air Products Commences Mailing of Proxy Statement
for 2010 Airgas Annual Meeting to Airgas Shareholders

Urges Airgas Shareholders to Elect Three Highly Qualified and Independent Nominees to Airgas Board and Support Air Products’ Additional Proposals

Recommends Airgas Shareholders Tender Shares by August 13 Expiration

LEHIGH VALLEY, Pa. (July 29, 2010) – Air Products (NYSE: APD) today announced it has filed definitive proxy materials with the Securities and Exchange Commission (SEC) for the 2010 Annual Meeting of Airgas, Inc. (NYSE: ARG) scheduled for September 15, 2010 and commenced mailing to Airgas shareholders.  Air Products is soliciting proxies to elect three highly qualified independent nominees to the Airgas Board of Directors and approve additional proposals in order to establish and maintain an Airgas Board that will act in the shareholders’ best interests.

Air Products is also recommending that all Airgas shareholders tender their shares into the Air Products offer of $63.50 per share in cash for all outstanding Airgas common shares before the offer expires on Friday, August 13, 2010.  By tendering their shares, Airgas shareholders will be sending a clear message to the Airgas Board to meet with and engage in discussions with Air Products promptly.

John E. McGlade, Air Products’ chairman, president and chief executive officer, said, “We have made a sincere  effort to engage in discussions with Airgas but the Airgas Board continues to refuse to even meet with us or our financial advisors regarding our fully financed $63.50 per share all-cash offer.  The board has also declined to form a special committee of independent directors to evaluate the offer.  We strongly recommend Airgas shareholders send a clear message to the Airgas Board to meet with us by tendering their shares before August 13 and by using the GOLD proxy card to vote for our three highly qualified board nominees and our additional proposals at the Airgas Annual Meeting.”

Air Products is asking Airgas shareholders to elect three highly qualified nominees to the Airgas Board: John P. Clancey, Robert L. Lumpkins and Ted B. Miller, Jr.

John P. Clancey
Mr. Clancey, 65, has more than 22 years of experience as both CEO and Chairman of complex international businesses, and 16 years of experience serving on the boards of large public companies across a range of industries.  He is currently Chairman Emeritus of Maersk Inc. and Maersk Line Limited, a division of the A.P. Moller - Maersk Group, one of the world’s largest shipping companies.  Mr. Clancey previously served as Chairman of Maersk Inc., where he managed the company’s ocean transportation, truck and rail, logistics and warehousing and distribution businesses, and as Chief Executive Officer and President of Sea-Land Service, Inc.  Mr. Clancey is currently a Principal and founder of Hospitality Logistics, International, a furniture, fixtures and equipment logistics services provider serving customers in the hotel industry, and a member of the Board of Directors of Livingston International Inc., a major international customs house and freight forwarding company.  He has served as a member of the board of directors of UST Inc., Foster Wheeler AG, and AT&T Capital.  Mr. Clancey, a former Captain in the United States Marine Corps, received a B.A. in Economics and Political Science from Emporia State College.

Robert L. Lumpkins
Mr. Lumpkins, 66, has more than 40 years of significant operational, management, financial and governance experience from a variety of positions in major international corporations, covering both developed and emerging countries, and service on public company boards in a wide range of industries.  He is currently the Chairman of the board of directors of The Mosaic Company, a producer and marketer of crop and animal nutrition products and services, a position he has held since the creation of the company in October 2004.  He previously served as Vice Chairman of Cargill Inc., a commodity trading and processing company, until his retirement in 2006, and as Cargill’s Chief Financial Officer from 1989 until 2005.  Mr. Lumpkins currently serves as a director of Ecolab, Inc., a cleaning and sanitation products and services provider; a Senior Advisor to Varde Partners, Inc., an asset management company specializing in alternative investments; and a member of the Advisory Board of Metalmark Capital, a private equity investment firm.  He also serves as a Trustee of Howard University.  He received an M.B.A. from the Stanford Graduate School of Business and a B.S. in Mathematics from the University of Notre Dame.

Ted B. Miller, Jr.
Mr. Miller, 58, has extensive executive, financial and governance experience as a founder, significant shareholder, executive officer and director of both start-up companies and large public companies.  He is the former Chairman and Chief Executive Officer of Crown Castle International Corp., a wireless communications company he founded in 1995 that currently has an equity market capitalization in excess of $10 billion.  He currently serves as President of 4M Investments, LLC, an international private investment company.  He is also the founder, Chairman and majority shareholder of M7 Aerospace LP, a privately held aerospace service, manufacturing and technology company; the founder, Chairman and majority shareholder of Intercomp Technologies, LLC, a privately held business process outsourcing company; and the founder, Chairman and majority shareholder of Visual Intelligence, a privately held imaging technologies company.  Mr. Miller previously served as a member of the board of directors of Affiliated Computer Services, Inc., from November 2008 until its acquisition by Xerox Corporation in February 2010.  He received a J.D. from Louisiana State University and a B.B.A. from the University of Texas.

Air Products is also seeking approval by Airgas shareholders of three additional proposals that would:
•	Amend Airgas’ By-Laws to limit the Airgas Board’s ability to re-seat directors not elected by Airgas shareholders at the annual meeting (excluding the CEO)
•	Require future Airgas annual shareholder meetings, including for 2011, to be held in January
•	Repeal all By-Law amendments adopted by the Airgas Board after April 7, 2010

Air Products urges Airgas shareholders to sign, date and return the GOLD proxy card today.  Shareholders may also vote their shares by Telephone or Internet by following the simple instructions on their Gold Proxy Card.  Shareholders may contact MacKenzie Partners (212 929-5500 or 800 322-2885) for additional information and help in tendering or voting shares.

Air Products (NYSE:APD) serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services. Founded in 1940, Air Products has built leading positions in key growth markets such as semiconductor materials, refinery hydrogen, home healthcare services, natural gas liquefaction, and advanced coatings and adhesives. The company is recognized for its innovative culture, operational excellence and commitment to safety and the environment. In fiscal 2009, Air Products had revenues of $8.3 billion, operations in over 40 countries, and 18,900 employees around the globe. For more information, visit www.airproducts.com.

ADDITIONAL INFORMATION
On February 11, 2010, Air Products Distribution, Inc. (“Purchaser”), a wholly owned subsidiary of Air Products and Chemicals, Inc. ("Air Products"), commenced a cash tender offer for all the outstanding shares of common stock of Airgas, Inc. ("Airgas") not already owned by Air Products, subject to the terms and conditions set forth in the Offer to Purchase dated as of February 11, 2010 (the "Offer to Purchase").  The purchase price to be paid upon the successful closing of the cash tender offer is $63.50 per share in cash, without interest and less any required withholding tax, subject to the terms and conditions set forth in the Offer to Purchase, as amended.  The offer is scheduled to expire at midnight, New York City time, on Friday, August 13, 2010, unless further extended in the manner set forth in the Offer to Purchase.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities.  The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by Air Products with the U.S. Securities and Exchange Commission (“SEC”) on February 11, 2010. INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.  The Offer to Purchase and related materials may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Air Products has filed a definitive proxy statement on Schedule 14A dated July 29, 2010 with the SEC in connection with the solicitation of proxies for the 2010 annual meeting of Airgas stockholders.  The definitive proxy statement has been mailed to shareholders of Airgas.  INVESTORS AND SECURITY HOLDERS OF AIRGAS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION AND FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Air Products through the web site maintained by the SEC at http://www.sec.gov.  These materials may also be obtained for free by contacting Air Products’ proxy solicitor for the 2010 Airgas annual meeting, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

CERTAIN INFORMATION REGARDING PARTICIPANTS
Air Products, Purchaser, and certain of their respective directors and executive officers and the Air Products nominees may be deemed to be participants in the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of Air Products’ directors and executive officers in Air Products’ Annual Report on Form 10-K for the year ended September 30, 2009, which was filed with the SEC on November 25, 2009, and its proxy statement for the 2010 Annual Meeting, which was filed with the SEC on December 10, 2009; and of Purchaser’s directors and executive officers in the Offer to Purchase.  Information about the Air Products nominees is included in the definitive proxy statement Air Products filed with the SEC on July 29, 2010 relating to the 2010 annual meeting of Airgas stockholders.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is also included in the definitive proxy statement filed by Air Products with the SEC.

FORWARD-LOOKING STATEMENTS
All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates”, “expects”, “intends”, “plans”, “predicts”, “believes”, “seeks”, “estimates”, “may”, “will”, “should”, “would”, “could”, “potential”, “continue”, “ongoing”, similar expressions, and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Air Products will not pursue a transaction with Airgas and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings.  The forward-looking statements in this release speak only as of the date of this filing.  We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

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Media Inquiries:
(Air Products)
Betsy Klebe, tel: (610) 481-4697; e-mail: klebeel@airproducts.com.

(Sard Verbinnen & Co)
George Sard/David Reno, tel: (212) 687-8080.

Investor Inquiries:
(Air Products)
Nelson Squires, tel: (610) 481-7461; e-mail: squirenj@airproducts.com.

(MacKenzie Partners)
Daniel Burch/Charlie Koons, tel: (212) 929-5748; (212) 929-5708.